                                                                   EXHIBIT 10.23

                                    [LOGO]

                           US FACILITIES CORPORATION


                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                 EXECUTIVE PLAN

                               TABLE OF CONTENTS

      ARTICLE                                                                                PAGE
      --------                                                                               ----
            1   DEFINITIONS................................................................   1

            2   ELIGIBILITY................................................................   5
                  2.1   Selection by Committee of the Board of Directors...................   5
                  2.2   Deferred Compensation Plan Agreement...............................   5

            3   DEFERRALS AND CONTRIBUTIONS................................................   5
                  3.1   Annual Bonus Deferrals.............................................   5
                  3.2   401(k) Excess Salary Deferrals.....................................   5
                  3.3   Company Matching Contributions for 401(k) Excess Salary Deferrals..   5
                  3.4   Long Term Incentive Plan...........................................   6
                  3.5   Vesting............................................................   6
                  3.6   Time of Deferral...................................................   7
                  3.7   Investment Rate....................................................   7
                  3.8   Interest Crediting.................................................   7

            4   DISTRIBUTION OF BENEFITS...................................................   7
                  4.1   Amount of Distribution and Satisfaction of Company's
                        Obligation.........................................................   7
                  4.2   Time of Distribution...............................................   7
                  4.3   Premature Distribution.............................................   7
                  4.4   Method of Distribution.............................................   8

            5   BENEFICIARY BENEFIT........................................................   8
                  5.1   Pre-retirement Survivor Benefit....................................   8
                  5.2   Eligibility Requirements for Survivor Benefit......................   8
                  5.3   Payment of Survivor Benefit........................................   8

            6   BENEFICIARY................................................................   8
                  6.1   Beneficiary Designation............................................   8
                  6.2   Change of Beneficiary Designation..................................   8
                  6.3   No Beneficiary Designation.........................................   8
                  6.4   Effect of Payment..................................................   8

            7   LEAVE OF ABSENCE...........................................................   9
                  7.1   Paid Leave of Absence..............................................   9
                  7.2   Unpaid Leave of Absence............................................   9

       ARTICLE                                                                              PAGE
      --------                                                                              ----
            8   TERMINATION, AMENDMENT OR MODIFICATION...................................     9
                  8.1   Termination......................................................     9
                  8.2   Amendment........................................................     9
                  8.3   Change in Control................................................     9

            9   MISCELLANEOUS............................................................     9
                  9.1   Unsecured General Creditor.......................................     9
                  9.2   ERISA Provisions.................................................     9
                  9.3   Nonassignability.................................................    10
                  9.4   Not a Contract of Employment.....................................    10
                  9.5   Cooperation......................................................    10
                  9.6   Terms............................................................    10
                  9.7   Captions.........................................................    10
                  9.8   Governing Law....................................................    10
                  9.9   Validity.........................................................    10
                  9.10   Notice..........................................................    10
                  9.11   Successors......................................................    11
                  9.12   Incompetent.....................................................    11

            10   ADMINISTRATION..........................................................    11
                  10.1   Committee Duties................................................    11
                  10.2   Agents..........................................................    11
                  10.3   Binding Effect of Decisions.....................................    11
                  10.4   Indemnity of Committee..........................................    11
                  10.5   Company Information.............................................    12
                  10.6   Change in Payments..............................................    12

                                    [LOGO]

                           US FACILITIES CORPORATION
                                 NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN

                                 EXECUTIVE PLAN

                                    PURPOSE


     This US Facilities Corporation Non-Qualified Deferred Compensation Plan - Executive Plan is adopted by US Facilities Corporation as of January 1, 1997 to provide specified benefits to a select group of key executive employees who contribute materially to the success of the Company and its subsidiaries.

                                   ARTICLE 1

                                  DEFINITIONS

     For purposes hereof, the following phrases or terms shall have the following indicated meanings:

     1.1 "Beneficiary" shall mean the person or entity designated by the Participant to receive any benefits payable under this Plan upon the death of a Participant.

     1.2 "Board of Directors" shall mean the Board of Directors of US Facilities Corporation.

     1.3 "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                    (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                    (ii) Individuals who, as of the date of the Plan, constituted the Board of Directors ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of the office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of the Plan, be considered as though such person were a member of the Incumbent Board;

                    (iii) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

                          (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

                          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquired 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                    (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding the preceding provisions of this Section 1.3, a Change in Control shall not be deemed to have occurred (1) if the "person" described in clause (i) of the preceding provisions of this Section
          1.3 above (1) is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities; (2) is the Company, any wholly owned subsidiary of the Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any person holding voting shares for or pursuant to the terms of any such employee benefit plan; or (3) would not otherwise be a beneficial owner of 25% or more of the combined voting power of the Company's then outstanding voting securities but for a reduction in the number of outstanding voting securities resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof; provided, however, that the term "person" shall include such person from and after the first date upon which (A) such person, since the date of the commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting securities of the Company equal to 1% or more of the voting securities of the Company then outstanding, and (B) such person, together with all affiliates and associates of such person, shall beneficially own 25% or more the voting securities of the Company then outstanding.

          In calculating the percentage of the person for purposes of this subsection, voting shares that are beneficially owned by such person shall be deemed outstanding, and voting shares that are not beneficially owned by such person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than rights), warrants or options shall not be deemed outstanding. Any determination made by the Committee as to whether any person is or is not a 25% stockholder for purposes of this subsection shall be conclusive and binding upon the Company and upon all stockholders.

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

     1.5 "Committee" shall mean the Compensation Committee appointed by the Board of Directors to manage and administer the Plan in accordance with its provisions pursuant to Article 10.

     1.6 "Company" shall mean US Facilities Corporation, its successors and assigns as applicable.

     1.7 "Compensation" shall mean compensation as the term is defined in the Qualified Plan.

     1.8 "DCP Account" shall mean an individual account comprised of a Participant's Deferral Amounts and interest credited thereon. A DCP Account shall be maintained for each Participant. A Participant's DCP Account shall be only a bookkeeping entry and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's DCP Account(s) shall not constitute or be treated as a trust fund.

     1.9 "Deferred Compensation Plan Agreement" shall mean the form of written agreement, as amended from time to time, which is entered into by and between the Company and a Participant.

     1.10 "Deferral Amount" shall mean the amount of Compensation deferred by a Participant at the Time of Deferral pursuant to the election in the Deferred Compensation Plan Agreement.

     1.11 "Disability" or "Disabled" shall be defined in the same manner as defined in the Company's Long Term Disability Plan in effect at the time that the Participant makes a disability claim.

     1.12 "Distribution Event" shall be the earliest of the following to occur:
          (a) a Participant's death, Disability, Retirement or Termination of Employment, (b) the date the Participant elects to receive a Short-Term Payout under the applicable Deferred Compensation Plan Agreement, or (c) in the sole discretion of the Committee, in the event of a Medical Financial Emergency.

     1.13 "Executives" shall mean those persons in the regular full-time employment of the Company who are key employees selected for participation in the Plan by the Committee.

     1.14 "Investment Rate" shall mean the rate of earnings on deferrals as determined by the Board of Directors from time to time and shall not be changed once determined for a Plan Year.

     1.15 "Long-Term Incentive Plan" shall mean the US Facilities Corporation 1997 Long-Term Incentive - Performance Unit Plan as in effect from time to time.

     1.16 "Medical Financial Emergency" shall mean an unexpected need for cash arising from an illness of the Participant or members of the Participant's immediate family.

     1.17 "Participant" shall mean any Executive who is eligible to participate and elects to participate in the Plan by executing a Deferred Compensation Plan Agreement.

     1.18 "Plan" shall mean the US Facilities Corporation Non-Qualified Deferred Compensation Plan - Executive Plan which shall be evidenced by this instrument and by each Deferred Compensation Plan Agreement, as amended from time to time.

     1.19 "Plan Anniversary Date" shall be the first day of the Plan Year.

     1.20 "Plan Year" shall mean the calendar year.

     1.21 "Qualified Plan" shall mean the US Facilities Corporation Employees' Savings Plan.

     1.22 "Retirement" and "Retire" shall mean severance from employment with the Company at or after the attainment of age sixty-five (65).

     1.23 "Short-Term Payout" shall mean the period elected in a Participant's Deferred Compensation Plan Agreement, which shall equal or exceed five
          (5) Plan Years.

     1.24 "Termination of Employment" shall mean the ceasing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability or Death.

     1.25 "Time of Deferral" shall mean the time the Participant must elect to defer compensation.

     1.26 "Years of Service" shall mean all periods of employment with the Company.

                                   ARTICLE 2
                                  ELIGIBILITY

     2.1  Selection by Committee of the Board of Directors.  The Committee shall
          -------------------------------------------------
          have the sole discretion to determine the Executives who are key employees eligible to become Participants in accordance with the purpose of the Plan.

     2.2  Deferred Compensation Plan Agreement.  As a condition of
          -------------------------------------
          participation, each prospective Participant shall complete, execute, and return a Deferred Compensation Plan Agreement to the Committee prior to the applicable Time of Deferral.

                                   ARTICLE 3
                          DEFERRALS AND CONTRIBUTIONS

     3.1  Annual Bonus Deferrals.  Participants may defer no less than ten
          -----------------------
          percent (10%) and no more than fifty percent (50%) per Plan Year of annual bonus awards, if any, paid to Participants under the US Facilities Corporation Incentive Compensation Program or any successor cash bonus program.

     3.2  401(k) Excess Salary Deferrals.  Participants may elect to defer a
          -------------------------------
          percentage of their Compensation to the extent the Participants are constrained in the Qualified Plan by the limitation on includable compensation under Code Section 401(a)(17) or the limitation on elective deferrals under Code Section 402(g). This election shall be irrevocable and shall be made on annual basis prior to the Plan Year to which it relates. The deferrals made pursuant to the election will be made into the Plan only after the Participant has maximized deferrals into the Qualified Plan. The amount of deferrals made pursuant to this Section 3.2, when aggregated with amounts deferred into the Qualified Plan, may not exceed the maximum percentage of Compensation allowed to be deferred under the Qualified Plan (notwithstanding limitations imposed by the Code). Moreover, to the extent that deferrals into the Qualified Plan are constrained at the end of a Qualified Plan year as a result of the non-discrimination testing under Code Sections 401(k)(3) and 401(m)(2) (ADP/ACP testing), such deferrals must be refunded to the Participant and may not be deferred or any other way contributed to this Plan.

          WITHHOLDING OF 401(K) EXCESS SALARY DEFERRALS. The Participant's 401(k) excess salary deferrals shall be withheld from the Participant's Compensation in equal amounts over the portion of the Plan Year for which 401(k) excess salary deferrals are made.

     3.3  Company Matching Contributions for 401(k) Excess Salary Deferrals.
          ------------------------------------------------------------------
          The Company will make a matching contribution to the Plan with respect to a Participant's 401(k) excess salary deferrals. This matching contribution will be made only after the Participant has maximized deferrals into the Qualified Plan. The matching contribution, if any, will be a percentage, set by the Board of Directors of the 401(k) excess salary deferrals each Participant has elected to defer in the Participant's Deferred Compensation Plan Agreement. This matching contribution, when aggregated with the Company's matching contributions to the Qualified Plan, shall not exceed 6% of the Participant's compensation (notwithstanding limitations imposed by the Code).

     3.4  Long Term Incentive Plan.  Payouts (as defined in the Long-Term
          -------------------------
          Incentive Plan) under the Long Term Incentive Plan will automatically be deferred into the Plan. Deferrals shall be deemed made as of the Plan Anniversary Date following the end of the Performance Period (as defined in the Long-Term Incentive Plan) for which the Payouts are earned.

     3.5  Vesting
          -------

          ANNUAL BONUS DEFERRALS. Participants shall at all times be 100%
          -----------------------
          vested in their annual bonus award deferrals.

          401(K) EXCESS SALARY DEFERRALS. Participants shall at all times be 100% vested in their 401(k) excess salary deferrals.

          COMPANY MATCHING CONTRIBUTIONS FOR 401(K) EXCESS SALARY DEFERRALS. Participants shall be vested in their Company Matching Contributions for 401(k) excess salary deferrals in accordance with the following schedule:

                                                                       Percent of
          Years of Service                                        Nonforfeitable Interest
          ---------------------------------------------------------------------------------
          Less than 1   . . . . . . . . . . . . . . . . . . . . . . . . . .   0%
               1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0%
               2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0%
               3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20%
               4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40%
               5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60%
               6  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80%
               7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100%

          In any event, Participants shall be vested in their Company Matching Contributions for 401(k) Excess Salary Deferrals upon the first of the following events to occur: (1) Retirement, (2) death, or (3) Disability.

          LONG TERM INCENTIVE PLAN PAYOUT DEFERRALS. Participants shall vest in their Long Term Incentive Plan Payout Deferrals over a two year period which shall commence as of the date the Payouts are deferred into the Plan, as follows:

                                                                            PERCENT OF
          YEARS                                                     NONFORFEITABLE INTEREST
          -----------------------------------------------------------------------------------
          Less than 1   . . . . . . . . . . . . . . . . . . . . . . . . . .    0%
               1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50%
               2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

          In any event, Participants shall be vested in their Long Term Incentive Plan Payouts upon the first of the following events to occur: (1) Retirement, (2) death, (3) Disability, or (4) Involuntary Termination of Employment, at the discretion of the Committee.

     3.6  Time of Deferral.  For the first year the Plan is implemented,
          -----------------
          Participants may elect to defer Compensation no later than December 31, 1996 for services to be performed in 1997. Furthermore, except as otherwise provided above, a newly eligible participant may elect, within thirty (30) days after becoming eligible, to defer Compensation for services to be performed after the election. In all other cases, the Participant must elect to defer Compensation on or before December 31 prior to the Plan Year for which the services are to be performed.

     3.7  Investment Rate.  The Investment Rate for each Plan Year shall be
          ----------------
          established from time to time by the Board of Directors.

     3.8  Interest Crediting.  Interest shall be credited to the DCP Account on
          -------------------
          the quarterly average of the DCP Account balance on the last day of each quarter of a Plan year. Upon a Distribution Event, interest will be credited until the benefits are actually distributed to the Participant or the Participant's Beneficiary.

                                   ARTICLE 4
                            DISTRIBUTION OF BENEFITS

     4.1  Amount of Distribution and Satisfaction of Company's Obligation.  Upon
          ----------------------------------------------------------------
          the occurrence of a Distribution Event, the Participant shall receive the vested portion of his or her DCP Account as set forth in this
          Article 4. This distribution shall constitute complete satisfaction of the Company's obligation to the Participant and no other amounts shall be due or payable under the Plan.

     4.2  Time of Distribution.  A Participant's DCP Account will be distributed
          ---------------------
          no later than ninety (90) days following a Distribution Event.

     4.3  Premature Distribution.  Premature distribution shall occur in the
          -----------------------
          event of an unforseeable Medical Financial Emergency, subject to approval of the Compensation Committee.

     4.4  Method of Distribution.  Benefits distributed shall be paid in a lump
          -----------------------
          sum. Another manner of benefit payment may be authorized by the Committee in its sole discretion.

                                   ARTICLE 5
                              BENEFICIARY BENEFIT

     5.1  Pre-retirement Survivor Benefit.  If a Participant dies before
          --------------------------------
          Retirement, the Company will pay a survivor benefit to the Beneficiary of the Participant. Such benefit will be equal to the total vested DCP Account as of the date of death, plus interest thereon until the benefits are actually distributed to the Participant's beneficiary.

     5.2  Eligibility Requirements for Survivor Benefit.  The obligation of the
          ----------------------------------------------
          Company to pay any benefits to any Beneficiary shall exist only if proof of death, in such form as determined acceptable by the Committee, is furnished.

     5.3  Payment of Survivor Benefit.  A survivor benefit shall be paid in a
          ----------------------------
          lump sum. The payment shall be paid within 90 days of proof of the Participant's death.

                                   ARTICLE 6
                                  BENEFICIARY

     6.1  Beneficiary Designation.  Each Participant shall have the right, at
          ------------------------
          any time, to designate any person or persons as a Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. A Beneficiary designation shall be made by written instrument filed with the Committee and shall become effective only when received, accepted and acknowledged in writing by the Committee.

     6.2  Change of Beneficiary Designation.  Any Beneficiary designation may be
          ----------------------------------
          changed by a Participant at any time by the filing in writing of such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to the Participant's death.

     6.3  No Beneficiary Designation.  If a Participant fails to designate a
          ---------------------------
          Beneficiary as provided above, or if all Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's Beneficiary shall be deemed to be the surviving spouse. If the participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's estate.

     6.4  Effect of Payment.  The payment of benefits under the Plan to the
          ------------------
          Beneficiary shall completely discharge the Company's obligations under this Plan.

                                   ARTICLE 7
                                LEAVE OF ABSENCE

     7.1  Paid Leave of Absence.  If a Participant is authorized by the Company
          ----------------------
          for any reason to take a paid leave of absence from the employment of the Company, the applicable Deferred Compensation Plan Agreement shall remain in full force and effect during such leave of absence.

     7.2  Unpaid Leave of Absence.  If a participant is authorized by the
          ------------------------
          Company for any reason to take an unpaid leave of absence from the employment of the Company, the Participant's Deferred Compensation Plan Agreement shall be suspended until the earlier of the date the leave of absence expires or the Participant's employment resumes.

                                   ARTICLE 8
                     TERMINATION, AMENDMENT OR MODIFICATION

     8.1  Termination.  The Company reserves the right to discontinue future
          ------------
          deferrals under the Plan at any time and further reserves the right to terminate the Plan and distribute all Participants' DCP Accounts (which in the case of such distribution upon plan termination shall be deemed 100% vested).

     8.2  Amendment.  The Company may, at any time, amend or modify the Plan in
          ----------
          whole or in part, provided, however, that no amendment or modification shall be effective to decrease or restrict any DCP Account in existence at the time the amendment or modification is made. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

     8.3  Change in Control.  In the event a Change in Control, Participants
          ------------------
          shall be 100% vested in all benefits with interest credited at the Investment Rate on the Participants' DCP Accounts through the date of distribution.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1  Unsecured General Creditor.  The Company's obligation under the Plan
          ---------------------------
          shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Under this Plan, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company other than as an unsecured general creditor. Nothing in this Plan shall cause the Plan's assets to be anything but the general, unpledged, unrestricted assets of the Company.

     9.2  ERISA Provisions.  This Plan is designed to provide deferred
          -----------------
          compensation for only the key employees of the Company. To that end, the Committee may immediately distribute the account balance to any employee who at any time is determined or reasonably believed, based on a judicial or administrative determination or an opinion of counsel, not to qualify as a "management" or "highly compensated" employee. In addition, it is the intention of the parties that the arrangements be unfunded for tax purposes. This Plan is not subject to the Employment Retirement Income Security Act of 1974, as amended (ERISA.)

     9.3  Nonassignability.  Neither a Participant nor any Beneficiary shall
          -----------------
          have any right to commute, sell, assign, transfer, pledge, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any Beneficiary, nor be transferable by operation of law in the event of a Participant's or any Beneficiary's bankruptcy or insolvency.

     9.4  Not a Contract of Employment.  The terms and conditions of this Plan
          -----------------------------
          shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

     9.5  Cooperation.  A Participant will cooperate with the Company by
          ------------
          furnishing any and all information requested by the Company.

     9.6  Terms.  Whenever any words are used herein in the masculine, they
          ------
          shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     9.7  Captions.  The captions of the articles, Sections and paragraphs of
          ---------
          this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.8  Governing Law.  The provisions of this Plan shall be construed and
          --------------
          interpreted according to the laws of the State of California.

     9.9  Validity.  In case any provision of this Plan shall be illegal or
          ---------
          invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     9.10 Notice.  Any notice or filing required or permitted to be given to
          -------
          the Company shall be sufficient if in writing and hand delivered or sent by U.S. mail, postage prepaid, or Federal Express or any other recognized courier service to the principal office of the Company directed to the attention of the Company's Vice President of Human Resources. Any notice to the Participant must be in writing and is effective when hand delivered or sent by U.S. mail, postage prepaid, or Federal Express or any other recognized courier service to the Participant or his personal representatives at his her last address on record with the Company.

     9.11 Successors.  The provisions of this Plan shall bind and inure to the
          -----------
          benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     9.12 Incompetent.  In the event that it shall be found upon evidence
          ------------
          satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee, to the spouse of such person or the person deemed by the Committee to have incurred expenses for such Participant. Any such payment shall be a payment for the account of the Participant and shall be a complete discharge of any liability of the Plan for such payment amount.

                                   ARTICLE 10
                                 ADMINISTRATION

     10.1 Committee Duties.  The Plan shall be administered by the Committee
          -----------------
          which shall consist of persons appointed by the Board of Directors. Members of the Committee may not be Participants under this Plan. The Committee shall have the authority to interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

     10.2 Agents.  In the administration of this Plan, the Committee may, from
          -------
          time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company.

     10.3 Binding Effect of Decisions.  The decision or action of the Committee
          ----------------------------
          with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     10.4 Indemnity of Committee.  The Company shall indemnify and hold
          -----------------------
          harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

     10.5 Company Information.  To enable the Committee to perform its
          --------------------
          functions, the Company shall supply full and timely information to the Committee on all matters relating to the Participants' Compensation, the date and circumstances of the Retirement, Disability, death or Termination of Employment of all Participants, and such other pertinent information as the Committee may reasonably require.

     10.6 Change in Payments.  The Committee shall have the power, in its sole
          -------------------
          discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that which would be otherwise payable to such person, if requested to do so by such Participant or Beneficiary.


     IN WITNESS WHEREOF the Company has signed this Plan Document this _____ day of December,1996.

                                    Company:

                                    US Facilities Corporation


                                    By:____________________________

                                    Title:_________________________

================================================================================
              US FACILITIES EXECUTIVE DEFERRED COMPENSATION PLAN
                     DEFERRED COMPENSATION PLAN AGREEMENT
================================================================================

This Deferred Compensation Plan Agreement is entered into this ___________ day of ____________________, 19_____, between the US Facilities Corporation, hereafter referred to as the "Company," and __________________________________,
hereafter referred to as the "Participant."

WHEREAS, the Participant is a key employee of the Company, and

WHEREAS, the Company has adopted the US Facilities Executive Deferred Compensation Plan (the "Plan") and the Participant has been offered the opportunity to participate;

                  (Please Choose A or B and Complete C and D)

[_]  A.  WAIVER OF DEFERRAL ELECTION. I irrevocably elect not to participate in
         ----------------------------
         the Plan for the specified year. Notwithstanding this waiver, my Long Term Incentive - Performance Unit Plan award shall automatically be deferred into the Plan.

______________________________________________       ________________________
Signature of Participant                                         Date Signed

[_]  B.  DEFERRAL ELECTION. I elect to Participate in the Plan for the 1997
         -----------------
         Plan year and duly authorize the Company to make the appropriate deductions from my compensation, as specified below.

--------------------------------------------------------------------------------
1)  ANNUAL BONUS AWARD DEFERRAL      [_]  I elect to defer __________% of my
                                          1997 Annual Incentive Plan award (a
                                          minimum of 10% and a maximum of 50% of
                                          the award).

2)  401(k) EXCESS SALARY DEFERRAL    [_]  Pursuant to Section 3.2 of the Plan, I
                                          elect to defer __________% of my
                                          Compensation to the extent I am
                                          constrained in the US Facilities
                                          Corporation Employees' Savings Plan by
                                          the limitation on includable
                                          compensation under Code Section
                                          401(a)(17) or the limitation on
                                          elective deferrals under Code Section
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                          402(g).
-------------------------------------------------------------------------------
C.  ELECTION OF SHORT - TERM PAYOUT (please select one option)

    [_] I elect not to receive a Short-Term Payout of my 19_____ Plan Year Deferral Amount.

    [_]  I elect to receive to a Short-Term Payout of my 19_____ Plan
    Year Deferral Amount, with interest thereon, payable in _____________, 20____ (no less than five (5) Plan Years) in accordance with the terms of the Plan.

D. BENEFICIARY ELECTION.  The benefits payable under the Plan in the event of
   ---------------------
the death of the undersigned Participant prior to Separation from Service shall be paid as follows:

     (a) PRIMARY BENEFICIARY:____________________________________________

         RELATIONSHIP:  _________________________________________________

     (b) SECONDARY BENEFICIARY:__________________________________________

         RELATIONSHIP: __________________________________________________

     (c) The Primary Beneficiary [_] shall [_] shall not have undersigned Participant, to the right, surviving the change the designation of Secondary Beneficiary.

     (d) This designation may be amended or revoked by the Participant through delivery of a similar designation to the Plan Committee. The last designation so delivered to shall control.

NOW THEREFORE, it is mutually agreed that:

     1. The Plan, a copy of which is attached, is hereby incorporated into and made a part of this Deferred Compensation Plan Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan. The Deferred Compensation Plan Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Participant and Beneficiaries.

     2. The Company, as of ________________________, hereby agrees to defer __________% of the Participant's Annual Incentive Plan award at the election of the Participant, as designated above.

     3. The Company, as of ________________________, hereby agrees to defer the Participants 401(k) Excess Salary Deferrals, at the election of the Participant as designated above.

     4.  The Company, as of ________________________, hereby agrees, pursuant to
     Section 3.3 of the Plan, to make a matching contribution on the Participants 401(k) Excess Salary Deferrals, as designated by the Participant above.

     5.  Investment Rate:  The Investment Rate for 1997 will be ______________.
         ---------------

     6.  Regulatory Risk:  All amounts deferred under the Plan are viewed as
         ---------------
     ordinary liabilities under applicable law. The liabilities under the Plan would generally be payable on a basis equal to unsecured creditors. This Plan is subject to Federal regulations limiting executive compensation as in effect from time to time.

     7  Assignability:  Except to the extent that this provision may be contrary
        -------------
     to applicable law, no assignment, pledge, collateralization, or attachment of any of the deferrals hereunder hall be valid or recognized by the Company.

     8  Employment Rights:  This agreement creates no right in the Participant
        -----------------
     to continue in the Company's employ for any specific length of time, nor does it create any other rights in the Participant or obligations on the part of the Company, except those set forth in this Deferred Compensation Plan Agreement.

     9  Law Governing:  This Deferred Compensation Plan Agreement shall be
        -------------
     governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company and the Participant have executed this Deferred Compensation Plan Agreement as of the date written above.


                         By:  __________________________________________
                              US Facilities Corporation


                              __________________________________________
                              Title


                              __________________________________________
                              Participant (Print Name)


                              __________________________________________